UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2006

RADIATION THERAPY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50802

Florida	65-0768951

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2234 Colonial Boulevard, Fort Myers, Florida	33907

(Address of principal executive offices)	(Zip Code)

(239) 931-7275

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

          MIRO Acquisition

          On November 14, 2006, Radiation Therapy Services, Inc. (the “Company”), through its wholly owned subsidiary Michigan Radiation Therapy Management Services, Inc., a Michigan corporation, (“MRTMS”), entered into and closed on a definitive purchase agreement to acquire seven radiation therapy treatment centers and one surgery center located in Southeastern Michigan. The parties to the purchase agreement were MRTMS as the buyer and Farideh R. Bagne and Alexander Bagne as the sellers and MRTMS  purchased all of the sellers’ outstanding membership interests in Phoenix Management Company, LLC (“Phoenix”), a Michigan limited liability company, and American Consolidated Technologies, LLC (“ACT”), a Michigan limited liability company for a cash purchase price of $45,830,000 at closing, of which $6,200,000 was allocated for three real estate properties and the remaining $39,630,000 for equipment, goodwill and other intangibles. The purchase price is subject to reduction for amounts remitted by buyer to pay sellers’ commercial indebtedness and for all of sellers’ other liabilities and debts. Additionally, $3,300,000 of the purchase price will be held in escrow pending receipt of a consent from a hospital regarding a ground lease at one of the centers and to satisfy any indemnification obligations of the sellers related to warranties, representations and covenants under the agreement.  Upon receipt of the required hospital consent, MRTMS is also obligated to acquire all of sellers’ ownership interests in Pontiac Investment Associates, a Michigan co-partnership, relating to the leasehold assets at one of the centers, for a purchase price of $2,950,000.

          No liabilities were assumed under the purchase agreement and the Company used its existing credit facility to finance the acquisition. The three professional corporations associated with the seven treatment centers and the surgery center that the sellers’ provided management services to simultaneously at closing issued all of its stock to an affiliate of the Company, Dr. Michael Katin, and redeemed all of the stock of its current owner. The eight physicians employed prior to closing by the professional corporations to provide medical services at the seven treatment centers and the surgery center will continue to be employed by the professional corporations after closing.  The acquisition also provides for the transfer of eight Certificates of Need and of the ownership of the real estate of three of the treatment centers to MRTMS. The other four treatment centers and the surgery center are leased properties and the leases will continue in effect post-closing.  The acquisition agreement contained customary representations, warranties, covenants and indemnities.

          Management and administrative services are provided by Phoenix and ACT to the professional corporations pursuant to long-term Business Operations and Support Services Agreements in exchange for a management fee representing a percentage of the remaining collections, as defined, of the professional corporations after reduction of the direct expenses of the professional corporations.  In conjunction with the MIRO acquisition, the Business Operations and Support Services Agreements were amended to facilitate the transfer to Phoenix and ACT six Certificates of Need held by the three professional corporations and to facilitate the transfer at such later date as determined by Phoenix of two Certificates of Need held by one of the professional corporations.

          The above description of the acquisition and the purchase agreement is qualified in its entirety by reference to such purchase agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The above description of the Business Operations and Support Services Agreements and related amendments is qualified in its entirety by reference to such agreements which are attached hereto as Exhibits 10.2 through 10.7 and incorporated herein by reference.  A copy of the press release announcing the acquisition of seven radiation therapy treatment centers in Michigan is attached hereto as Exhibit 99.1.

          Amendment of Credit Facility

          On November 14, 2006, the Company entered into Amendment No. 1 to Fourth Amended and Restated Credit Agreement, Limited Waiver and Consent among the Company, each Subsidiary Guarantor, Bank of America, N.A., as Administrative Agent and the Lenders party to the Credit Agreement (the “First Amendment”).  The First Amendment amends the Company’s senior secured credit facility to, among other things:

•	Section 9.9 of the Credit Agreement was amended to exclude the MIRO Acquisition from the limitation set forth therein for fiscal year 2006.

•	Section 11.10 of the Credit Agreement was amended to increase the Capital Expenditures limitation set forth therein to $50,000,000 for fiscal year 2006.

•	the Credit Agreement was amended to increase the allowance for purchase money indebtedness to $70,000,000.

•

the deadline for receipt of certain of the Mortgages and Mortgage Property Support Documents with respect to the properties listed in Part 2 of Schedule 9.15 was extended until November 30, 2006 and any default under the Credit Agreement with respect to such Part 3 was waived so long as such requirements are satisfied by November 30, 2006.

          Some of the lenders under the credit facility, or their respective affiliates, have provided commercial, investment banking and financial advisory services to the Company and its affiliates from time to time in the ordinary course of business. In particular, Wachovia Capital Markets, LLC, an affiliate of Wachovia Bank, National Association, Banc of America Securities LLC, an affiliate of Bank of America, N.A., and SunTrust Capital Markets, Inc., an affiliate of SunTrust Bank, each served as an underwriter of the Company’s initial public offering. Wachovia Capital Markets, LLC also serves as the designated executive trading desk for the Company’s senior executives. In addition, Wachovia Bank, National Association, previously served as transfer agent and registrar for the Company’s common stock until it recently sold the business.

          The above description of the First Amendment is qualified in its entirety by reference to such First Amendment which is attached hereto as Exhibit 10.8 and incorporated by reference.

Item 2.01          Completion of Acquisition or Disposition of Assets.

          The information set forth above in Item 1.01 under the caption MIRO Acquisition is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	10.1	Purchase Agreement, dated November 14, 2006, by and among Michigan Radiation Therapy Management Services, Inc. and Farideh R. Bagne and Alexander Bagne.

	10.2	Business Operations and Support Agreement dated July 20, 1999 by and between Phoenix Management Company, LLC and X-Ray Treatment Center, P.C.

	10.3	Business Operations and Support Agreement dated August 19, 2000 by and between American Consolidated Technologies and RADS, P.C. Oncology Professionals.

	10.4	Business Operations and Support Agreement dated August 19, 2000 by and between Pontiac Investment Associates and American Oncologic Associates of Michigan, P.C.

	10.5	Amendment to Business Operations and Support Agreement dated November 15, 2006 by and between Phoenix Management Company, LLC and X-Ray Treatment Center, P.C.

	10.6	Amendment to Business Operations and Support Agreement dated November 15, 2006 by and between American Consolidated Technologies and RADS, P.C. Oncology Professionals.

	10.7	Amendment to Business Operations and Support Agreement dated November 15, 2006 by and between Phoenix Management Company, LLC and American Oncologic Associates of Michigan, P.C.

10.8

Amendment No. 1 to Fourth Amended and Restated Credit Agreement, Limited Waiver and Consent dated November 14, 2006 among Radiation Therapy Services, Inc., each Subsidiary Guarantor, Bank of America, N.A., as Administrative Agent and the Lenders party to the Credit Agreement.

	99.1	Press Release dated November 16, 2006 announcing the acquisition of seven radiation therapy treatment centers in Michigan.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES, INC.

By:	/s/ David M. Koeninger

David M. Koeninger
Principal Financial Officer

Dated:  November 16, 2006